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                                                                    Exhibit 99.3


                           WESTERN DIGITAL CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                               THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                       -----------------------------------    --------------------------
                                                       DEC. 28,     SEP. 28,     DEC. 29,      DEC. 28,       DEC. 29,
                                                         2001         2001         2000           2001          2000
                                                       ---------    ---------    ---------    -----------    -----------
Revenues, net ....................................     $ 574,670    $ 440,943    $ 561,570    $ 1,015,613    $   985,936

Costs and expenses:

     Cost of revenues ............................       504,112      384,936      494,029        889,048        892,459
     Research and development ....................        31,293       31,541       33,617         62,834         65,618
     Selling, general and administrative .........        29,675       28,636       31,925         58,311         61,448
                                                       ---------    ---------    ---------    -----------    -----------
         Total costs and expenses ................       565,080      445,113      559,571      1,010,193      1,019,525
                                                       ---------    ---------    ---------    -----------    -----------
Operating income (loss) ..........................         9,590       (4,170)       1,999          5,420        (33,589)
Net interest and other income (expense) ..........         3,105          156          839          3,261           (793)
                                                       ---------    ---------    ---------    -----------    -----------
Income (loss) from continuing operations .........        12,695       (4,014)       2,838          8,681        (34,382)

Discontinued operations ..........................            --       24,532       (9,827)        24,532        (17,872)
Extraordinary gain (loss) from redemption of
     debentures ..................................          (101)          --       10,576           (101)        21,819

Cumulative effect of change in accounting
     principle ...................................            --           --           --             --         (1,504)
                                                       ---------    ---------    ---------    -----------    -----------
Net income (loss) ................................     $  12,594    $  20,518    $   3,587    $    33,112    $   (31,939)
                                                       =========    =========    =========    ===========    ===========

Diluted income (loss) per common share:

Income (loss) from continuing operations .........     $     .07    $    (.02)   $     .02    $       .05    $      (.22)
Discontinued operations ..........................            --          .13         (.06)           .12           (.11)
Extraordinary gain (loss) ........................          (.00)          --          .06           (.00)           .14
Cumulative effect of change in accounting
     principle ...................................            --           --           --             --           (.01)
                                                       ---------    ---------    ---------    -----------    -----------
                                                       $     .07    $     .11    $     .02    $       .17    $      (.20)
                                                       =========    =========    =========    ===========    ===========

Common shares used in computing per share amounts:

Diluted ..........................................       191,624      186,635      173,171        189,381        159,609
                                                       =========    =========    =========    ===========    ===========

                           WESTERN DIGITAL CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)


                                                              (UNAUDITED)
                                                               DEC. 28,       JUN. 29,
                                                                 2001           2001
                                                              -----------     ---------
                                     ASSETS

Current assets:

     Cash and cash equivalents ...........................     $ 193,317      $ 167,582
     Accounts receivable, net ............................       222,822        127,767
     Inventories .........................................        96,441         78,905
     Prepaid expenses and other current assets ...........         6,165         11,455
                                                               ---------      ---------
         Total current assets ............................       518,745        385,709
Property and equipment, net ..............................       111,467        106,166
Other assets, net ........................................         5,437         15,777
                                                               ---------      ---------
         Total assets ....................................     $ 635,649      $ 507,652
                                                               =========      =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

     Accounts payable ....................................     $ 323,330      $ 224,544
     Accrued expenses ....................................       114,585        115,802
                                                               ---------      ---------
         Total current liabilities .......................       437,915        340,346
Other liabilities ........................................        37,424         38,629
Convertible debentures ...................................       102,404        112,491
Minority interest ........................................         9,012          9,383

Shareholders' equity:

     Common stock ........................................         1,890          1,863
     Additional paid-in capital ..........................       595,612        586,660
     Accumulated deficit .................................      (548,608)      (581,720)
                                                               ---------      ---------
         Total shareholders' equity ......................        48,894          6,803
                                                               ---------      ---------
         Total liabilities and shareholders' equity ......     $ 635,649      $ 507,652
                                                               =========      =========